Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-100891 on Form S-8 and Registration Statement No. 333-114022 on Form S-3 of our report dated March 15, 2006 relating to the consolidated financial statements and financial statement schedules of Wynn Resorts, Limited appearing in this Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP
Las Vegas, Nevada
February 26, 2007